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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to the registration statement on Form S-6 (the "Registration Statement") of our report dated April 16, 1997, relating to the financial statements of New York Life Insurance and Annuity Corporation. We also consent to the reference to us under the heading "Independent Accountants" which appears in such Prospectus.



PRICE WATERHOUSE, LLP
1177 Avenue of the Americas
New York, NY
April 16, 1997